For Immediate Release

Contact: James R. Moore, CFO or Willing L. Biddle, COO
Urstadt Biddle Properties Inc.
(203) 863-8200

Urstadt Biddle Properties Inc. Reports
Operating Results For Second Quarter And First Half of Fiscal 2006

GREENWICH, CONNECTICUT, June 8, 2006 - Urstadt Biddle Properties Inc. (NYSE:UBA and UBP), a real estate investment trust, today announced its second quarter and six months financial results for the period ended April 30, 2006.

Diluted funds from operations (“FFO”) for the quarter ended April 30, 2006 decreased to $7,104,000 or $0.26 per Common share and $0.29 per Class A Common share compared to $7,996,000 or $0.29 per Common share and $0.32 per Class A Common share in the second quarter of fiscal 2005. Net income applicable to Common and Class A Common stockholders for the quarter was $3,759,000 or $0.14 per diluted Common share and $0.15 per diluted Class A Common share compared to $4,826,000, or $0.18 per diluted Common share and $0.19 per diluted Class A Common share in last year’s second quarter.

For the first six months of fiscal 2006, diluted FFO amounted to $14,445,000 or $0.52 per Common share and $0.58 per Class A Common share compared to $15,771,000 or $0.57 per Common share and $0.62 per Class A Common share in fiscal 2005. Net income applicable to Common and Class A Common stockholders for the first six months of fiscal 2006 was $7,893,000 or $0.29 per diluted Common share and $0.32 per diluted Class A Common share compared to $15,112,000 or $0.55 per diluted Common share and $0.61 per diluted Class A Common share, for the same period last year. Net income in the six-month period ended April 30, 2005 included a gain on sale of property of $5,626,000.

Mr. Biddle commented that “This quarter’s operating results reflect a slightly lower occupancy level compared to a year ago and a flattening of rental revenue growth in 2006 in the core portfolio. At April 30, 2006, our core portfolio was 96.6% leased, a decrease of about 1% from year end caused by a slight increase in tenant vacancies during the first half of the year.” Mr. Biddle stated “We are encouraged though because we are either in discussions or negotiations to lease the majority of our currently vacant space.” Mr. Biddle also noted that lease renewals and new leases during this quarter were at higher rental rates than the current or expired rental rates. Mr. Biddle said that the quarter’s results also reflected the dilutive effect on earnings from lower yielding returns on the remaining proceeds from last year’s preferred stock sale. However, by the end of the current quarter all remaining proceeds had been invested in higher yielding real estate properties. Mr. Biddle continued “A significant portion of our growth is through property acquisitions. However, the acquisitions environment is very competitive and it is increasingly difficult to find acquisitions that meet our financial return objectives. During the quarter we acquired three properties totaling 47,300 square feet of space. We will continue to seek acquisitions that are accretive to our earnings.”

At their regular quarterly meeting, the Directors of Urstadt Biddle Properties Inc. declared regular quarterly dividends on the Company’s Class A Common Stock (UBA) and Common Stock (UBP). The dividends were declared in the amount of 22.5¢ for each share of Class A Common Stock and 20.25¢ for each share of Common Stock. The dividends were declared at the same rate as the previous quarter and are the 146th consecutive quarterly dividends declared since the Company began operating in 1969.

UBP is a self-administered equity real estate trust providing investors with a means of participating in ownership of income-producing properties with investment liquidity. UBP owns thirty-seven (37) properties containing 3.7 million square feet of space.

Non-GAAP Financial Measure
Funds from Operations (“FFO”)

The Company considers FFO to be a meaningful additional measure of operating performance because it primarily excludes the assumption that the value of its real estate assets diminishes predictably over time and industry analysts have accepted it as a performance measure. FFO is presented to assist investors in analyzing the performance of the Company. The Company reports FFO in addition to net income applicable to common shareholders and net cash provided by operating activities. FFO is helpful as it excludes various items included in net income that are not indicative of the Company’s operating performance, such as gains (or losses) from sales of property and depreciation and amortization. The Company has adopted the definition suggested by the National Association of Real Estate Investment Trusts (“NAREIT”). The Company defines FFO as net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property plus real estate related depreciation and amortization, and after adjustments for unconsolidated joint ventures. FFO does not represent cash flows from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. Since all companies do not calculate FFO in a similar fashion, the Company’s calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

Urstadt Biddle Properties inc. (NYSE: UBA and UBP)
Six Months and Three Months Ended April 30, 2006 and 2005
(In thousands, except per share data)
(UNAUDITED)

	Six Months Ended		Three Months Ended
	April 30,		April 30,
	2006	2005	2006	2005
Revenues:
Base rents	$27,711	$25,450	$13,770	$13,209
Recoveries from tenants	9,104	8,710	4,564	4,607
Interest and other	819	382	362	170
	37,634	34,542	18,696	17,986
Operating Expenses:
Property operating	6,606	5,869	3,382	3,303
Property taxes	4,992	4,459	2,520	2,314
Interest	4,244	4,322	2,115	2,269
Depreciation and amortization	6,502	5,837	3,319	2,945
General and administrative expenses	2,488	2,109	1,167	992
Directors’ fees and expenses	144	127	52	59
	24,976	22,723	12,555	11,882

Operating Income before Minority Interests and Discontinued Operations	12,658	11,819	6,141	6,104
Minority Interests	(94)	(184)	(47)	(92)
Income from Continuing Operations	12,564	11,635	6,094	6,012
Discontinued Operations:
Income from discontinued operations	-	324	-	100
Gain on sale of property	-	5,626	-	-
Income from Discontinued Operations	-	5,950	-	100
Net Income	12,564	17,585	6,094	6,112
Preferred Stock Dividends	(4,671)	(2,473)	(2,335)	(1,286)

Net Income Applicable to Common and Class A Common Stockholders	$7,893	$15,112	$3,759	$4,826

Diluted Earnings Per Share:
Per Common Share:
Income from continuing operations	$0.29	$0.34	$0.14	$0.18
Income from discontinued operations	-	$0.21	-	-
Net Income Applicable to Common Stockholders	$0.29	$0.55	$0.14	$0.18

Per Class A Common Share:
Income from continuing operations	$0.32	$0.37	$0.15	$0.19
Income from discontinued operations	-	$0.24	-	-
Net Income Applicable to Class A Common Stockholders	$0.32	$0.61	$0.15	$0.19

Dividends per share:
Common	$0.405	$0.40	$0.2025	$0.20
Class A Common	$0.450	$0.44	$0.2250	$0.22

Weighted Average Number of Shares Outstanding:
Common and Common Equivalent	7,168	7,020	7,187	7,039
Class A Common	18,656	18,888	18,669	18,890

Urstadt Biddle Properties inc. (NYSE: UBA and UBP)
Six Months and Three Months Ended April 30, 2006 and 2005
(In thousands, except per share data)

Reconciliation of Net Income Available to Common Stockholders
to Funds from Operations

	Six Months Ended		Three Months Ended
	April 30,		April 30,
	2006	2005	2006	2005
Net Income Applicable to Common and
Class A Common Stockholders	$7,893	$15,112	$3,759	$4,826

Plus: Real property depreciation	5,010	4,338	2,535	2,235
Amortization of tenant improvements and allowances	1,149	1,202	637	593
Amortization of deferred leasing costs	299	297	126	117
Minority interests	94	184	47	92
Depreciation and amortization on discontinued operations	-	264	-	133
Less: Gain on Sale of Property	-	(5,626)	-	-

Funds from Operations (Diluted)	$14,445	$15,771	$7,104	$7,996

Per Share:
Funds from Operations (Diluted):
Common	$0.52	$0.57	$0.26	$0.29
Class A Common	$0.58	$0.62	$0.29	$0.32